EXHIBIT 99.1 TO FORM 8-K

AMBASSADORS INTERNATIONAL ENTERS INTO AGREEMENT TO SELL WINDSTAR BUSINESS AND OPERATIONS TO PRIVATE INVESTMENT FIRM

Whippoorwill Commits $10 Million in New Financing to Support Ongoing Operations during Sale Process

Windstar Operations Continuing as Usual; Honoring All Fares and Reservations and Maintaining High Customer Service Levels

Sale to Be Implemented Through Chapter 11 Process

SEATTLE, April 1, 2011 – Ambassadors International, Inc. (NASDAQ: AMIE) (“Ambassadors”) today announced that it has entered into an agreement with Whippoorwill Associates, Inc., as agent for its discretionary funds and accounts (“Whippoorwill”).  Under the terms of the agreement, Ambassadors proposes to sell substantially all of its assets, including its principal operating unit, Windstar Cruises (“Windstar”), through a court-supervised sale process.  In accordance with the terms of the agreement with Whippoorwill, and to facilitate the sale transaction, Ambassadors and its U.S. subsidiaries today voluntarily filed petitions for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware.

Ambassadors and Windstar intend to continue normal business operations during the sale process, which is proposed to be completed in approximately 45 days.  Windstar also plans, subject to court approval, to continue to:

•	Operate all Windstar cruises as scheduled;

•	Maintain all of Windstar’s customer programs and policies;

•	Honor all Windstar fares and reservations, including charter contracts;

•	Provide commissions and payments to its travel partners as usual and employee wages and benefits without interruption; and

•	Pay all Windstar vendors and suppliers for goods and services received both before and during the reorganization process in connection with the sale.

Whippoorwill, a private investment firm with over $1 billion under management, intends to maintain Windstar’s business and operations and invest in Windstar’s growth following completion of the anticipated sale.

Shelley F. Greenhaus, President of Whippoorwill, said “Windstar is a leading brand in the small ship luxury travel market.  Windstar’s unique vessels and itineraries offer a one of a kind cruise experience.  In its short tenure, the existing management team has made significant strides in transforming Windstar’s operations.  The various initiatives implemented in the past year have started to turn the business around.  Once it is free of its debt burden, we are confident Windstar will be poised to grow its market share over the long term.”

Whippoorwill has agreed to provide $10 million in new financing under a Debtor-in-Possession (DIP) credit facility, which can be used to help support Ambassadors’ and Windstar’s continuing operations during the sale process.  With its current cash availability and this additional funding, Ambassadors believes that it has ample liquidity to meet its obligations to Windstar’s customers, suppliers and employees without interruption while the sale is being completed.  Upon emergence from this process, Windstar will be financially stronger with substantially less debt and greater financial resources to support its future growth.

Hans Birkholz, CEO of Ambassadors and Windstar, said, “We are pleased to have reached this agreement with Whippoorwill, and are confident Windstar will have a bright future ahead.  Whippoorwill has been a strong supporter of the business for the past two years and we look forward to continuing this partnership.

“Windstar has earned its reputation as a world-class brand by providing affordable luxury vacations with attentive service staff and outstanding amenities on each of our vessels -- and we intend to continue delivering on that commitment.  Our customers and guests remain our top priority.  The actions we are announcing today will allow us to build on our strong brand position and guest experience delivery while we position Windstar for profitability and long-term success.  Going forward, Windstar will continue providing the extraordinary experiences and exceptional service that are its hallmarks,” Birkholz concluded.

In addition to the ongoing Windstar operations, and as part of the sale, Whippoorwill will also acquire certain assets of Ambassadors’ former Majestic America Line operations, which were discontinued in 2008.

Under the terms of the agreement, the sale to Whippoorwill is subject to court approval and other specified closing conditions.  In compliance with Section 363 of the U.S. Bankruptcy Code, qualifying bidders will also have an opportunity to submit higher and better offers for evaluation through a court-supervised competitive bidding process.

It is expected that Ambassadors’ stockholders and holders of Ambassadors’ convertible notes will not receive any distribution following the sale and these securities will likely have little, if any, value following the Chapter 11 proceeding.

The Company’s legal advisor is Stroock & Stroock & Lavan LLP and its financial advisor is Imperial Capital, LLC.  Whippoorwill’s legal advisor is Gibson, Dunn & Crutcher LLP.
Additional information about the restructuring is available on the Company’s website at www.ambassadors.com.  Claims information is available at www.phaseeleven.com/ambassadors.  General information for Windstar guests is available at (800) 258-7245.

About Ambassadors International, Inc.

Ambassadors International, Inc. is primarily a cruise company with headquarters in Seattle, Washington. The Company operates Windstar Cruises, a three-ship fleet of luxury yachts that explore the hidden harbors and secluded coves of the world’s most sought-after destinations. Carrying just 148 to 312 guests, the luxurious ships of Windstar cruise to nearly 50 nations, calling at 100 ports throughout Europe, the Caribbean and the Americas.  In this press release, any reference to "Company," "Ambassadors," "management," "we," "us" and "our" refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements that are based on our current expectations and assumptions.  These forward looking statements entail various risks and uncertainties that could cause actual results to differ materially from those suggested in our forward-looking statements.  We believe that such risks and uncertainties include, among others, our ability to consummate the sale of our assets; our ability to obtain financing at reasonable rates; the need to obtain Bankruptcy Court approval for certain actions; the costs and other adverse effects of Chapter 11 proceedings; the risk that the bankruptcy filing and the related cases disrupt the Company’s plans and operations; competitive practices and pricing in the cruise industry; our relationships with our employees; our ability to effectively and efficiently operate our cruise business; customer cancellation rates; marketing expenses; extreme weather conditions; the impact of new laws and regulations affecting our business; negative incidents involving cruise ships, including those involving the health and safety of passengers; cruise ship maintenance problems; reduced consumer demand for vacations and cruise vacations; changes in fuel, food, payroll, insurance and security costs; changes in relationships with certain travel providers; changes in vacation industry capacity; the Company’s cost of capital and the ability of the Company to obtain capital; our ability to continue to operate as a going concern; our ability to effectively and efficiently operate our cruise business; other economic factors and other considerations affecting the travel industry; and other factors discussed more specifically in our filings with the Securities and exchange Commission.  We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contacts:
Ambassadors International Public Relations
(206) 733-2705
Email: pr@ambassadors.com

Kimberly Kriger/James David/Michael Freitag
Kekst and Company
(212) 521-4800